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                                                                       Exhibit 8

                               CUSTODY AGREEMENT


     AGREEMENT made as of the 20th of April 1990, between CFS Investment Trust, an unincorporated business trust organized under the laws of the Commonwealth of Illinois, having its principal office and place of business at 2001 Spring Road, Oak Brook, Illinois 60521, (hereinafter referred to as the "Trust"), and PRUDENTIAL-BACHE SECURITIES, INC., a Delaware corporation, with a principal place of business at New York, New York (hereinafter referred to as the "Custodian").

                             W I T N E S S E T H:
                             -------------------

     That for and in consideration of the mutual promises herein-after set forth, the Trust and the Custodian agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     1. "Authorized Person" shall be deemed to include the Secretary, Treasurer or any other person, whether or not any such person is an Officer or employee of the Trust, duly authorized by the Board of Trustees of the Trust to give Oral Instructions and Written Instructions on behalf of the Trust and listed in the certification annexed hereto as Appendix A or such other certification as may be received by the Custodian from time to time.

     2. "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency Securities, its successor or successors and its nominee or nominees, in which the Custodian is hereby specifically authorized to make deposits.

     3. "Certificate" shall mean any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of the Trust by any Authorized Person or any Officer thereof.

     4. "Declaration of Trust" shall mean the Declaration of Trust of CFS Investment, dated December 21, 1987, as the same is amended from time to time.

     5. "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission under
Section 17(a) of the Securities Exchange Act of 1934, as amended, its successor or successors and its nominee or nominees, in which the Custodian is hereby specifically authorized to make deposits. The term "Depository" shall further mean and include any other person, other than the Book-Entry System, authorized to act as a depository under the 1940 Act, its successor or successors and its
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nominee or nominees, specifically identified in a certified copy of a resolution of the Trust's Board of Trustees approving deposits therein by the Custodian.

     6. "Money Market Security" shall be deemed to include, without limitation, debit obligations issued or guaranteed as to interest and principal by the Government of the United States or agencies or instrumentalities thereof, commercial paper, bank certificates of deposit, bankers' acceptances and short-term corporate obligations, where the purchase or sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale, and repurchase and reverse repurchase agreements with respect to any of the foregoing types of securities.

     7. "Officer" shall be deemed to include the President, any Vice President, the Secretary or any Assistant Secretary, the Treasurer or any Assistant Treasurer and any other person or persons duly authorized by the Trust to execute any Certificate, instruction, notice or other instrument on behalf of the Trust and listed in the certification annexed hereto as Appendix B or such other certification as may be received by the Custodian from time to time.

     8. "Oral Instructions" shall mean verbal instructions actually received by the Custodian from an Authorized Person or from a person reasonably believed by the Custodian to be an Authorized Person.

     9. "Prospectus" shall mean the most current effective prospectus relating to the particular Sub-Trust Shares under the Securities Act of 1933, as amended.

     10. "Security" or "Securities" shall be deemed to include, without limitation, Money Market Securities, stocks, shares, bonds, debentures, debt securities (convertible or non-convertible), notes, mortgages or other obligations and any certificates, receipts, options, warrants or other instruments representing rights to receive, purchase, sell or subscribe for the same, or evidencing or representing any other rights or interest therein, or in any commodities, property or assets, or any instrument as may be permitted by the Prospectus of the Trust, or any other commodities, property or assets in which the Trust or any Sub-Trust may invest as permitted by the Prospectus of the Trust.

     11. "Shares" refers to the transferable units of interest into which the beneficial interest in the Trust or any Sub-Trust of the Trust (as the context may require) shall be divided from time to time.

     12. "Sub-Trust" shall mean each series of Shares established and designated under or in accordance with the provisions of Article IV of the Declaration of Trust, including the Kalliston Convertible Total Return Fund Sub-Trust and the Kalliston Preferred Plus Fund Sub-Trust and such other separate and distinct sub-trusts as may from time to time be created by the Trust.

     13. "Transfer Agent" shall mean the person which performs the transfer agent, dividend disbursing agent and shareholder servicing agent functions for the Trust.

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     14.  "Written Instructions" shall mean a written communication actually received by the Custodian from an Authorized Person or from a person reasonably believed by the Custodian to be an Authorized Person by telex or any other such system whereby the receiver of such communication is able to verify through codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication.

     15. The "1940 Act" refers to the Investment Company Act of 1940, as amended, and the Rules and Regulations thereunder, all as amended from time to time .

                                  ARTICLE II

                           APPOINTMENT OF CUSTODIAN

     1. The Trust hereby constitutes and appoints the Custodian as custodian of all of the Securities and moneys at the time owned by or in the possession of the Trust and specifically allocated to a Sub-Trust during the period of this Agreement.

     2. The Custodian hereby accepts appointment as such custodian for each Sub-Trust and agrees to perform the duties thereof as hereinafter set forth.

                                  ARTICLE III

                                 COMPENSATION

     1. Each Sub-Trust will initially compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in the Fee Schedule annexed hereto and incorporated herein for the existing Sub-Trusts. Such Fee Schedule does not include out-of-pocket disbursements of the Custodian for which the Custodian shall be entitled to bill separately. Out-of-pocket expenses shall include, but shall not be limited to, the item specified in the Schedule of Out-of-Pocket charges annexed hereto which schedule may be modified or changed by the Custodian upon not less than twenty days' prior written notice to the Trust.

     2. The parties hereto will agree upon the compensation for acting as custodian for any Sub-Trust hereafter designated and established at the time that the Custodian commences serving as such for said Sub-Trust, and such agreement shall be reflected in a Fee Schedule for that Sub-Trust, dated and signed by an authorized officer of each party hereto, to be attached to this Agreement.

     3. Any compensation agreed to hereunder may be adjusted from time to time by attaching a revised Fee Schedule, dated and signed by an Officer of each party hereto, to this Agreement.

     4. The Custodian will bill the Trust for each Sub-Trust as soon as practicable after the end of each calendar month, and said billings will be detailed in accordance with the Fee Schedules for each Sub-Trust. The Trust will promptly pay to the Custodian the amount of such billing.

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                                  ARTICLE IV

                        CUSTODY OF CASH AND SECURITIES

     1. The Trust will deliver or cause to be delivered to the Custodian all Securities and all moneys owned by it, including cash received for the issuance of its Shares, at any time during the period of this Agreement and shall specify the Sub-Trust to which the Securities and moneys are to be specifically allocated. The Custodian will not be responsible for such Securities and such moneys until actually received by it. The Custodian will be entitled to reverse any credits made on behalf of a Sub-Trust where such credits have been previously made and moneys are not finally collected. The Trust shall instruct the Custodian from time to time in its sole discretion, by means of a Certificate, or, in connection with the purchase or sale of Money Market Securities, by means of Oral Instructions or a Certificate, as to the manner in which and in what amounts Securities and moneys of a Sub-Trust are to be deposited on behalf of such Sub-Trust in the Book-Entry System or the Depository and specifically allocated on the books of the Custodian to such Sub-Trust; provided, however, that prior to the deposit of Securities of a Sub-Trust in the Book-Entry system or the Depository, including a deposit in connection with the settlement of a purchase or sale, the Custodian shall have received a certified resolution of the Board of Trustees of the Trust specifically approving such deposits by the Custodian in the Book-Entry System or the Depository. Securities and moneys of the Trust deposited in the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for customers, including but not limited to accounts in which the Custodian acts in a fiduciary or representative capacity.

     2. The Custodian shall establish and maintain a separate account for each Sub-Trust and shall credit to the separate account of each Sub-Trust all moneys received by it for the account of such Sub-Trust and shall disburse the same only :

     (a)  In payment for Securities purchased for such Sub-Trust, as provided in
     Article V hereof;

     (b) In payment of dividends or distributions with respect to the Shares of such Sub-Trust, as provided in Article VII hereof;

     (c) In payment of original issue or other taxes with respect to the Shares of such Sub-Trust, as provided in Article VIII hereof;

     (d)  In payment for Shares of such Sub-Trust redeemed by it, as provided in
     Article VIII hereof;

     (e) In payment of the expenses and liabilities of a Sub-Trust, pursuant to Certificates setting forth the name of the Sub-Trust, the name and address of the person to whom the payment is to be made, the amount to be paid and the purpose for which payment is to be made; or

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     (f)  In payment of the fees and in reimbursement of the expenses and liabilities of the Custodian attributable to such Sub-Trust, as provided in
     Article XII hereof.

     3. Promptly after the close of business on each day, the Custodian shall furnish the Trust with confirmations and a summary of all transfers to or from the account of each Sub-Trust during said day. Where Securities are transferred to the account of a Sub-Trust, the Custodian shall also by book entry or otherwise identify as belonging to such Sub-Trust a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Depository or the Book-Entry system. At least monthly and from time to time, the Custodian shall furnish the Trust with a detailed statement of the Securities and moneys held for each Sub-Trust under this Agreement.

     4. All Securities held for a Sub-Trust which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held for a Sub-Trust may be registered in the name of that Sub-Trust, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees. The Trust reserves the right to instruct the Custodian as to the method of registration and safekeeping of the Securities of each Sub-Trust. The Trust agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository, any Securities which it may hold for the account of a Sub-Trust and which may from time to time be registered in the name of a Sub-Trust. The Custodian shall hold all such Securities specifically allocated to a Sub-Trust which are not held in the Book-Entry System or the Depository in a separate account for such Sub-Trust in the name of such Sub-Trust physically segregated at all times from those of any other person or persons.

     5. Unless otherwise instructed to the contrary by a Certificate, the Custodian by itself, or through the use of the Book-Entry System or the Depository with respect to Securities therein deposited, shall with respect to all Securities held for a Sub-Trust in accordance with this Agreement:

     (a)  Collect all income due or payable;

     (b) Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed or retired, or otherwise become payable;

     (c)  Surrender Securities in temporary form for definitive Securities;

     (d) Execute, as custodian, any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

     (e) Hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of each Sub-Trust of the Trust all

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     rights and similar Securities issued with respect to any Securities held by the Custodian hereunder for each Sub-Trust.

     6. Upon receipt of a Certificate and not otherwise, the Custodian, directly or through the use of the Book-Entry System or the Depository, shall:

     (a) Execute and deliver or cause to be executed and delivered to such persons as may be designated in such Certificate proxies, consents, authorizations, and any other instruments whereby the authority of the Trust as owner of any Securities may be exercised;

     (b) Deliver or cause to be delivered any Securities held for a Sub-Trust in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

     (c) Deliver or cause to be delivered any Securities held for a Sub-Trust to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement in the separate account for each Sub-Trust such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

     (d) Make or cause to be made such transfers or exchanges of the assets specifically allocated to the separate account of a Sub-Trust and take such other steps as shall be stated in said Certificate to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust or any Sub-Trust;

     (e) Deliver Securities owned by the Trust or any Sub-Trust upon sale of such Securities for the account of the Trust or any Sub-Trust pursuant to
     Article V;

     (f) Deliver Securities owned by the Trust or any Sub-Trust upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by the Trust;

     (g) Deliver Securities owned by the Trust or any Sub-Trust to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian;

     (h) Deliver Securities owned by the Trust or any Sub-Trust for delivery in connection with any loans of securities made by the Trust or any Sub-Trust but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Trust, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities;

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     (i)  Deliver Securities owned by the Trust or any Sub-Trust for delivery as security in connection with any borrowings by a Sub-Trust requiring a pledge of assets by a Sub-Trust, but only against receipt of amounts borrowed;

     (j) Deliver Securities owned by the Trust or any Sub-Trust upon receipt of instructions from the Transfer Agent for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the Trust's Prospectus, in satisfaction of requests by holders of shares for repurchase or redemption; and

     (k) Deliver Securities owned by the Trust or any Sub-Trust for any other proper corporate purpose, but only upon receipt of, in addition to written instructions, a certified copy of a resolution of the Board of Trustees signed by an Authorized Person of the trust and certified by the Secretary or an Assistant Secretary of the Trust, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

     7. The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of a Sub-Trust.

                                   ARTICLE V

              PURCHASE AND SALE OF INVESTMENTS OF THE SUB-TRUSTS

     1. Promptly after each purchase of Securities by the Trust for a Sub-Trust, the Trust shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, a Certificate, and
(ii) with respect to each purchase of Money Market Securities, either a Certificate or Oral Instructions, in either case specifying with respect to each purchase: (a) the name of the Sub-Trust to which such Securities are to be specifically allocated; (b) the name of the issuer and the title of the Securities; (c) the number of shares or the principal amount purchased and accrued interest, if any; (d) the date of purchase and settlement; (e) the purchase price per unit; (f) the total amount payable upon such purchase; (g) the name of the person from whom or the broker through whom the purchase was made; (h) whether or not such purchase is to be settled through the Book-Entry System or the Depository; and (i) whether the Securities purchased are to be deposited in the Book-Entry System or the Depository. The Custodian shall receive all Securities purchased by or for a Sub-Trust of the Trust and upon receipt of such Securities shall pay out of the moneys held for the account of such Sub-Trust the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Certificate or such Oral Instructions.

     2. Promptly after each sale of Securities by the Trust for a Sub-Trust, the Trust shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each sale of Money Market Securities, either a Certificate or Oral Instructions, in either case specifying with respect to such sale: (a) the name of the Sub-Trust to which the Securities sold were specifically allocated; (b) the name of the

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issuer and the title of the Securities; (c) the number of shares or principal amount sold, and accrued interest, if any; (d) the date of sale; (e) the sale price per unit; (f) the total amount payable to the Sub-Trust upon such sale;
(g) the name of the broker through whom or the person to whom the sale was made; and (h) whether or not such sale is to be settled through the Book-Entry System or the Depository. The Custodian shall deliver or cause to be delivered the Securities to the broker or other person designated by the Trust upon receipt of the total amount payable to such Sub-Trust upon such sale, provided that the same conforms to the total amount payable to such Sub-Trust as set forth in such Certificate or such Oral Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

                                  ARTICLE VI

                        LENDING OF SUB-TRUST SECURITIES

     1. If the Trust or any Sub-Trust is permitted by the terms of the Trust's Declaration of Trust and as disclosed in its Prospectus to lend Securities specifically allocated to a Sub-Trust, within 24 hours after each loan of Securities, the Trust shall deliver to the Custodian a Certificate specifying with respect to each such loan: (a) the Sub-Trust to which the loaned Securities are specifically allocated; (b) the name of the issuer and the title of the Securities; (c) the number of shares or the principal amount loaned; (d) the date of loan and delivery; (e) the total amount to be delivered to the Custodian, and specifically allocated to such Sub-Trust against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified; (f) the name of the broker, dealer or financial institution to which the loan was made; and (g) whether the Securities loaned are to be delivered through the Book-Entry System or the Depository.

     Promptly after each termination of a loan of Securities specifically allocated to a Sub-Trust, the Trust shall deliver to the Custodian a Certificate specifying with respect to each such loan termination and return of Securities:
(a) the name of the Sub-Trust to which such loaned Securities are specifically allocated; (b) the name of the issuer and the title of the Securities to be returned; (c) the number of shares or the principal amount to be returned; (d) the date of termination; (e) the total amount to be delivered to the Custodian (including the cash collateral for such Securities minus any offsetting credits as described in said Certificate); (f) the name of the broker, dealer or financial institutional from which the Securities will be returned; and (g) whether such return is to be effected through the Book-Entry System or the Depository. The Custodian shall receive all Securities returned from the broker, dealer or financial institutional to which such Securities were loaned and upon receipt thereof shall pay, out of the moneys specifically allocated to such Sub-Trust, the total amount payable upon such return of Securities as set forth in the Certificate. Securities returned to the Custodian shall be held as they were prior to such loan.

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                                  ARTICLE VII

                     PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

     1. The Trust shall furnish to the Custodian a resolution of the Board of Trustees of the Trust certified by the Secretary (i) authorizing the declaration of dividends with respect to a Sub-Trust on a specified periodic basis and authorizing the Custodian to rely on Oral Instructions or a Certificate specifying the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date, or (ii) setting forth the date of declaration of any dividend or distribution by a Sub-Trust, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date.

     2. Upon the payment date specified in such resolution, Oral Instructions or Certificate, as the case may be, the Custodian shall pay out of the moneys specifically allocated to the appropriate Sub-Trust the total amount payable to the Transfer Agent of the Trust.

                                 ARTICLE VIII

                SALE AND REDEMPTION OF SHARES OF THE SUB-TRUSTS

     1. Whenever the Trust shall sell any Shares of a Sub-Trust, the Trust shall deliver or cause to be delivered to the Custodian a Certificate duly specifying:

     (a)  The name of the Sub-Trust whose Shares were sold;

     (b)  The number of Shares sold, trade date, and price; and

     (c) The amount of money to be received by the Custodian for the sale of such Shares and specifically allocated to such Sub-Trust.

     2. Upon receipt of such money from the Transfer Agent, the Custodian shall credit such money to the separate account of the Sub-Trust specified in subparagraph (a) of paragraph 1 of this Article.

     3. Upon issuance of any Shares of a Sub-Trust in accordance with the foregoing provisions of this Article, the Custodian shall pay, out of the moneys specifically allocated to such Sub-Trust, all original issue or other taxes required to be paid in connection with such issuance upon the receipt of a Certificate specifying the amount to be paid.

     4. Except as provided hereafter, whenever any Shares of a Sub-Trust are redeemed, the Trust shall furnish to the Custodian a Certificate, specifying:

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     (a)  The name of the Sub-Trust whose Shares were redeemed;

     (b)  The number of Shares redeemed; and

     (c)  The amount to be paid for the Shares redeemed.

     5. Upon receipt from the Transfer Agent of advice setting forth the number of Shares of a Sub-Trust received by the Transfer Agent for redemption and that such Shares are valid and in good form for redemption, the Custodian shall make payment to the Transfer Agent out of the moneys specifically allocated to the Sub-Trust specified in subparagraph (a) of paragraph 4 of this Article of the total amount specified in the Certificate issued pursuant to paragraph 4 of this Article.

     6. Notwithstanding the above provisions regarding the redemption of any Shares of a Sub-Trust, whenever such Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Trust or Sub-Trust, the Custodian, unless otherwise instructed by a Certificate, shall, upon receipt of an advise from the Trust or its agent setting forth the name of the Sub-Trust whose Shares are being redeemed and stating that the redemption is in good form for redemption in accordance with the check redemption procedure, honor the check presented as part of such check redemption privilege out of the moneys specifically allocated to the Sub-Trust specified in such advise for such purpose.

                                  ARTICLE IX

                          OVERDRAFTS OR INDEBTEDNESS

     1. If the moneys held by the Custodian shall be insufficient to pay the total amount payable upon purchase of Securities as set forth in a Certificate or Oral Instructions issued pursuant to Article V or if the Trust is for any other reason indebted to the Custodian, the Custodian shall immediately notify the Trust of such fact and the Trust shall obtain a loan from a mutually agreeable bank, broker-dealer, or other source in an amount sufficient to cover said indebtedness.

     2. The Trust will cause to be delivered to the Custodian by any bank (excluding the Custodian) from which the Trust borrows money for temporary administrative purposes using Securities as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Trust against delivery of a stated amount of collateral. The Trust shall promptly deliver to the Custodian a Certificate specifying with respect to each such borrowing: (a) the name of the Sub-Trust for which the borrowing is to be made; (b) the name of the bank; (c) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Trust, or other loan agreement; (d) the time and date, if known, on which the loan is to be entered into the (the "borrowing date"); (e) the date on which the loan becomes due and payable; (f) the total amount payable to the Trust for the separate account of the Sub-Trust on the borrowing date; (g) the market value of securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal

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amount of any particular Securities; (h) whether the Custodian is to deliver such collateral through the Book-Entry System or the Depository; and (i) a statement that such loan is in conformance with the 1940 Act and Trust's Prospectus.

     3. Upon receipt of the Certificate referred to in subparagraph 2 above, the Custodian shall deliver on the borrowing date such specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver as additional collateral in the manner directed by the Trust from time to time such Securities specifically allocated to such Sub-Trust as may be specified in a Certificate to collateralize further any transaction described in this paragraph. The Trust shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Trust fails to specify in a Certificate all of the information required by this paragraph, the Custodian shall not be under any obligation to deliver any Securities. Collateral returned to the Custodian shall be held hereunder as it was prior to being used as collateral.

                                   ARTICLE X

               PERSONS HAVING ACCESS TO ASSETS OF THE SUB-TRUSTS

     1. No Trustee, officer, employee or agent of the Trust, and no officer, director, employee or agent of Calamos Asset Management Inc., the Trust's Adviser, shall have access to the assets of the Trust held by the Custodian or be authorized or permitted to withdraw any investments of the Trust, nor shall the Custodian deliver any assets of the Trust to any such person.

     2. Nothing in this Article X shall prohibit any officer, employee or agent of the Trust, or any officer, director, employee or agent of Calamos Asset Management Inc., the Trust's Adviser, from giving Oral Instructions or Written Instructions to the Custodian or executing a Certificate so long as it does not result in delivery of or access to assets of the Trust prohibited by paragraph 1 of this Article X.

                                  ARTICLE XI

                           CONCERNING THE CUSTODIAN

     1. Except as hereinafter provided, neither the Custodian nor its nominee shall be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its own negligence or willful misconduct. The Custodian may, with respect to questions of law, apply for and obtain the advise and opinion of counsel to the Trust or of its own counsel, at the expense of the Trust, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The Custodian shall be liable to the Trust for any loss or damage resulting from the use of the Book-Entry System or the Depository arising by reason of any negligence, misfeasance or misconduct on the part of the Custodian or any its employees or agents.

     2. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

     (a) The validity of the issue of any Securities purchased by the Trust or any Sub-Trust, the legality of the purchase thereof, or the propriety of the amount paid therefor;

     (b) The legality of the sale of any Securities by the Trust or any Sub-Trust, or the propriety of the amount for which the same are sold;

     (c) The legality of the issue or sale by the Trust or any Sub-Trust of any Shares, or the sufficiency of the amount to be received therefor;

     (d) The legality of the redemption of any Shares of the Trust or any Sub-Trust, or the propriety of the amount to be paid therefor;

     (e) The legality of the declaration or payment of any dividend or other distribution of the Trust of any Sub-Trust;

     (f) The legality of any loan of Securities of the Trust or any Sub-Trust pursuant to Article VI of this Agreement, nor shall the Custodian be under any duty or obligation to see to it that any collateral delivered to it by a broker, dealer or financial institution or held by it at any time as a result of such loan of the Securities of any Sub-Trust is adequate collateral for the Trust against any loss it might sustain as a result of such loan. The Custodian specifically, but not by way of limitation, shall not be under any duty or obligation to check periodically or notify the Trust that the amount of such cash collateral held by it in connection with any such loan for any Sub-Trust is sufficient collateral for such loan, but such duty or obligation shall be the sole responsibility of the Trust. In addition, the Custodian shall be under no duty or obligation to see to it that any broker, dealer or financial institution to which Securities are lent pursuant to Article VI of this Agreement makes payment to it of any dividends or interest which are payable to or for the account of the Trust during the period of such loan or at the termination of such loan; provided, however, that the Custodian shall promptly notify the Trust in the event that such dividends or interest are not paid and received when due; or

     (g)  The legality of any borrowing for temporary administrative purposes.

     3. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Trust or any Sub-Trust until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Trust's interest in the Book-Entry System or the Depository.

     4. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Trust or any Sub-Trust from the Transfer Agent for the Trust nor to take any action to effect payment or distribution by such Transfer Agent of any amount paid by the Custodian to such Transfer Agent in accordance with this Agreement.

     5. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (a) it shall be directed to take such action by a Certificate and (b) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

     6. The Custodian may appoint one or more banking institutions, including but not limited to banking institutions located in foreign countries, to act as Depository or Depositories or as Sub-Custodian or as Sub-Custodians of Securities and moneys at any time owned by the Trust or any Sub-Trust, upon terms and conditions specified in a Certificate.

     7. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Trust and specifically allocated to a Sub-Trust are such as may properly be held by the Trust and Specifically allocated to such Sub-Trust under the provisions of the Declaration of Trust.

     8. The Custodian shall be entitled to receive, and the Trust agrees to pay to the Custodian from the assets of the applicable Sub-Trust, such compensation as may be agreed upon from time to time between the Custodian and the Trust. The Custodian may charge against any moneys specifically allocated to a Sub-Trust such compensation and any expenses incurred by the Custodian in the performance of its duties pursuant to such agreement with respect to such Sub-Trust. The Custodian shall also be entitled to charge against any money held by it and specifically allocated to a Sub-Trust the amount of any loss, damage, liability or expense incurred with respect to such Sub-Trust, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement. The expenses which the Custodians may charge against such account include, but are not limited to, the expenses of Sub-Custodians and foreign branches of the Custodian incurred in settling transactions outside of New York, New York involving the purchase and sale of Securities.

     9. The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be signed by two Officers of the Trust. The Custodian shall be entitled to rely upon any Oral Instructions actually received by the Custodian pursuant to Articles IV, V, and VII hereof and reasonably believed by the Custodian to be genuine and to be given by an Authorized Person. The Trust agrees to use its best efforts to forward to the Custodian Written Instructions from an Authorized Person confirming such Oral Instructions in such manner so that such Written Instructions are received by the Custodian, whether by hand delivery, telex or otherwise, by the close of business on the same day that such Oral Instructions are given to the Custodian.

The Trust agrees that the fact that such confirming instructions are not received by the Custodian shall in no way effect the validity of the transactions or enforceability of the transactions hereby authorized by the Trust. The Trust agrees that the Custodian shall incur no liability to the Trust in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from a duly Authorized Person.

     10. The books and records of the Custodian shall be open to inspection and audit at reasonable times by Officers and auditors employed by the Trust and by employees of the Securities and Exchange Commission.

     11. The Custodian shall provide the Trust with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System or the Depository and with such reports on its own systems of internal accounting control as the Trust may reasonably request from time to time.

     12. The Trust agrees to indemnify the Custodian against and save the Custodian harmless from all liability, claims, losses and demands whatsoever, including attorney's fees, howsoever arising or incurred because of or in connection with the Custodian's payment or non-payment of checks pursuant to paragraph 6 of Article VIII as part of the check redemption privilege program of any Sub-Trust, except for any such liability, claim, loss and demand arising out of the Custodian's own negligence or willful misconduct. The provisions of this paragraph are not intended to protect the Custodian for its action or failure to act in any capacity in connection with the check redemption privilege program other than for its action or failure to act in its capacity as Custodian in accordance with the terms of this Agreement.

                                  ARTICLE XII

                             TERM AND TERMINATION

     1. Either of the parties hereto may terminate this Agreement with respect to any Sub-Trust or Sub-Trusts by giving to the other party a notice in writing specifying the date of such termination, which, in the case of termination by the Trust, shall be not less than 60 days after the date of receipt of such notice, and which, in the case of termination by the Custodian, shall be not less than 90 days after the date of receipt of such notice. In the event such notice is given by the Trust, it shall be accompanied by a certified resolution of the Board of Trustees of the Trust, electing to terminate this Agreement with respect to any Sub-Trust or Sub-Trusts and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. In the event such notice is given by the Custodian, the Trust shall, on or before the termination date, deliver to the Custodian a certified resolution of the Board of Trustees of the Trust designating a successor custodian or custodians. In the absence of such designation by the Trust, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus, and undivided profits. If the Trust fails to designate a successor Custodian for any Sub-Trust or Sub-Trusts, the Trust shall upon the date specified in the notice of termination of this Agreement and upon delivery by the Custodian of all Securities and moneys then owned by such Sub-Trust or Sub-Trusts be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement.

     2.   Upon the date set forth in such notice under paragraph 1 of this
Article XII, this Agreement shall terminate to the extent specified in such notice, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and moneys then held by the Custodian and specifically allocated to the Sub-Trust or Sub-Trusts specified, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled with respect to such Sub-Trust or Sub-Trusts.

                                 ARTICLE XIII

                                 MISCELLANEOUS

     1. Annexed hereto as Appendix A is a certification signed by two of the present Officers of the Trust setting forth the names and the signatures of the present Authorized Persons. The Trust agrees to furnish to the Custodian a new certificate in similar form in the event that any such present Authorized Person ceases to be such an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered certification.

     2. Annexed hereto as Appendix B is a certification signed by two of the present Officers of the Trust setting forth the names and the signatures of the present Officers of the Trust. The Trust agrees to furnish to the Custodian a new certification in similar form in the event any such present Officer ceases to be such an Officer of the Trust or in the event that other or additional Officers are elected or appointed. Until such new certificates shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon the signature of the Officers as set forth in the last delivered certification.

     3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at 100 Gold Street, New York, New York 10292 or at such other place as the Custodians may from time to time designate in writing.

     4. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Trust, shall be sufficiently given if addressed to the Trust and mailed or delivered to it at its offices at 2001 Spring Road, Oak Brook, Illinois 60521 or at such other place as the Trust may from time to time designate in writing.

     5. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, and approved by a resolution of the Board of Trustees of the Trust.

     6. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Custodian, or by the Custodian without the written consent of the Trust authorized or approved by a resolution of the Board of Trustees of the Trust, and any attempted assignment without such written consent shall be null and void.

     7. This Agreement shall be construed in accordance with the laws of the State of Illinois.

     8. The term "CFS Investment Trust Funds" means and refers to the Trustees from time to time serving under the Declaration of Trust as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust, as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in its Declaration of Trust.

     9. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunder duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.

                                       CFS Investment Trust


                                       By: /s/ Joyce A. Cagnina
                                           --------------------
                                           Joyce A. Cagnina
Attest:


/s/ Robert M. Slotky
--------------------


                                       Prudential-Bache Securities Inc.


                                       By: /s/ [signature]
                                           ---------------



Attest:


/s/ [signature]
---------------

                                   APPENDIX A


     I, Joyce A Cagnina, Secretary of CFS Investment Trust, a Massachusetts business trust (the "Trust"), do hereby certify that:

     The following individuals have been duly authorized as Authorized Persons to give Oral Instructions and Written Instructions on behalf of the Trust and the signatures set forth opposite their respective names are their true and correct signatures:

              Name                            Signature
              ----                            ---------

         John P. Calamos               /s/ John P. Calamos
     ----------------------            -----------------------------

         Nick P. Calamos               /s/ Nick P. Calamos
     ----------------------            -----------------------------

         Robert M. Slotky              /s/ Robert M. Slotky
     ----------------------            -----------------------------

         Joyce A. Cagnina              /s/ Joyce A. Cagnina
     ----------------------            -----------------------------

         Nancy J. Annicella            /s/ Nancy J. Annicella
     ----------------------            -----------------------------

         Michael Wasz                  /s/ Michael Wasz
     ----------------------            -----------------------------

         Angelo Calamos                /s/ Angelo Calamos
     ----------------------            -----------------------------

         Senka Rutovich                /s/ Senka Rutovich
     ----------------------            -----------------------------

                             APPENDIX B - OFFICERS


     I, Joyce A. Cagnina, Secretary of CFS Investment Trust, a Massachusetts business trust (the "Trust"), do hereby certify that:

     The following individuals serve in the following positions with the Trust and each individual has been duly elected or appointed to each such position and qualified therefor in conformity with the Trust's Declaration of Trust and the signatures set forth opposite their respective names are their true and correct signatures:

             Name              Position                Signature
             ----              --------                ---------

         John P. Calamos       President           /s/ John P. Calamos
         ---------------       ---------           -------------------

         Joyce A. Cagnina      Secretary           /s/ Joyce A. Cagnina
         ----------------      ---------           --------------------

         Robert M. Slotky      Treasurer           /s/ Robert M. Slotky
         ----------------      ---------           --------------------

         Nancy J. Annicella    Assistant Secretary /s/ Nancy J. Annicella
         ------------------    ------------------- ----------------------

                                  Fee Schedule

     Prudential-Bache Securities Inc. and CFS Investment Trust agree to the following Financial Arrangements to our Custody Agreement dated April 20, 1990.

     Prudential-Bache shall charge CFS Investment Trust $15.00 per receive or deliver of securities for the custody account.


Agreed:  /s/ Robert M. Slotky
         --------------------
       CFS Investment'Trust


       /s/ [signature]
       ---------------
       Prudential-Bache Securities Inc.